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Exhibit 5.1

[HEENAN BLAIKIE LETTERHEAD]

Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., C.C., C.H., Q.C., FRSC (1984 - 2000)
The Right Honourable Jean Chrétien, P.C., C.C., O.M., Q.C.
The Honourable Donald J. Johnston, P.C., O.C., Q.C.
Donald R. Munroe, Q.C.
Pierre Marc Johnson, G.O.Q., FRSC
The Honourable Michel Bastarache, C.C.
The Honourable René Dussault, FRSC
Peter M. Blaikie, Q.C.
André Bureau, O.C.

September 2, 2011

Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, CA 90404
USA

Dear Sir or Madam:

Re:
Registration of Securities of Lions Gate Entertainment Corp.

        We have acted as Canadian counsel to Lions Gate Entertainment Corp., a company recognized under the laws of British Columbia (the "Company"). At your request, we have examined the Registration Statement of the Company on Form S-3 dated September 2, 2011 (the "Registration Statement") in connection with the registration under the United States Securities Act of 1933 of 22,080,985 common shares of the Company (the "Registered Shares") to be sold, from time to time, by certain selling shareholders (the "Selling Shareholders").

        In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(a)
the Registration Statement;

(b)
the Notice of Articles of the Company as currently in effect;

(c)
the Articles of the Company as currently in effect; and

(d)
extracts of minutes of a meeting of the Company's board of directors dated August 28, 2011 approving the Registration Statement and related matters.

        Our opinions expressed herein are limited to the current laws of the Province of British Columbia and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

        As used herein, the term "Applicable Laws" means the Business Corporations Act (British Columbia) and the federal laws of Canada which, in our experience, are normally applicable to transactions of this type.

        In connection with the opinions expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

        For the purposes of the opinions expressed herein, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies. We have also assumed that, at or prior to the time of delivery of the Registered Shares, (i) the board of directors has taken all necessary corporate action to authorize the issuance and sale of such Registered Shares in accordance with Applicable Laws and such authorization has not been modified or rescinded, (ii) the Company received valid consideration therefor in accordance with Applicable Laws, and (iii) there has not occurred any change in law affecting the validity or enforceability of the Registered Shares. We have also assumed that, at the time of issuance of any Registered Shares, the terms of the issuance and sale of the Registered Shares was duly undertaken in conformity with the Notice of Articles and the Articles and that the issuance and delivery of any such Registered Shares did not violate any Applicable Law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that the Registered Shares are validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Yours truly,

Heenan Blaikie LLP

/s/ Heenan Blaikie LLP

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  Exhibit 5.1
[HEENAN BLAIKIE LETTERHEAD]